EXHIBIT 21.1

SUBSIDIARIES OF REGISTRANT

Big Planet, Inc., a Delaware corporation

First Harvest International, LLC, a Utah limited liability company

Jixi Nu Skin Vitameal Co., Ltd., a Chinese corporation

Niksun Acquisition Corporation, a Delaware corporation

NSE Products, Inc., a Delaware corporation

Nu Family Benefits Insurance Brokerage, Inc., a Utah corporation

Nu Skin (China) Daily-Use and Health Products Co., Ltd., Chinese company

Nu Skin (Malaysia) Sdn. Bhd., a Malaysian corporation

Nu Skin (Shanghai) Management Co., Ltd., a Chinese corporation

Nu Skin Argentina, Inc., a Utah corporation with an Argentine branch

Nu Skin Asia Investment, Inc., a Delaware corporation

Nu Skin Belgium, NV, a Belgium corporation

Nu Skin Brazil, Ltda., a Brazilian corporation

Nu Skin Canada, Inc., a Utah corporation

Nu Skin Chile Enterprises Ltda., a Chilean corporation

Nu Skin Chile, Inc., a Utah corporation

Nu Skin Chile, S.A., a Chilean corporation

Nu Skin Colombia, Inc., a Delaware corporation

Nu Skin Costa Rica, a Costa Rican corporation

Nu Skin Eastern Europe Ltd. A Delaware corporation

Nu Skin El Salvadore S.A. de C.V., an El Salvadore corporation

Nu Skin Enterprises (Thailand), Ltd., a Delaware corporation

Nu Skin Enterprises (Thailand), Ltd., a Thailand corporation
Nu Skin Enterprises Australia, Inc., a Utah corporation

Nu Skin Enterprises Hong Kong, Inc., a Delaware corporation

Nu Skin Enterprises India Private Ltd., an Indian corporation

Nu Skin Enterprises New Zealand, Inc., a Utah corporation

Nu Skin Enterprises Philippines, Inc., a Delaware corporation with a Philippines branch

Nu Skin Enterprises RS, Ltd., a Russian limited liability company

Nu Skin Enterprises Singapore Pte. Ltd., a Singapore corporation

Nu Skin Enterprises South Africa (Proprietary) Limited

Nu Skin Enterprises Ukraine, LLC, a Ukrainian limited liability company

Nu Skin Enterprises United States, Inc., a Delaware corporation

Nu Skin Enterprises, SRL, a Romanian corporation

Nu Skin France, SARL, a French limited liability company

Nu Skin Germany, GmbH, a German limited liability company

Nu Skin Guatemala, S.A., a Guatemalan corporation

Nu Skin Honduras, S.A., a Honduras corporation

Nu Skin International Management Group, Inc., a Utah corporation

Nu Skin International, Inc., a Utah Corporation

Nu Skin Islandi ehf, an Iceland private limited liability company

Nu Skin Israel, Inc, a Delaware corporation

Nu Skin Italy, Srl, an Italian corporation

Nu Skin Japan Company Limited, a Japanese corporation

Nu Skin Japan, Ltd., a Japanese corporation

Nu Skin Korea, Ltd., a Korean corporation

Nu Skin Malaysia Holdings Sdn. Bhd., a Malaysian corporation

Nu Skin Mexico, S.A. de C.V., a Mexican corporation

Nu Skin Netherlands, B.V., a Netherlands corporation

Nu Skin New Caledonia EURL, a French corporation

Nu Skin Norway AS, a Norwegian corporation

Nu Skin Poland Sp. z.o.o., a Polish corporation

Nu Skin Scandinavia A.S., a Denmark corporation

Nu Skin Taiwan, Inc., a Taipei Branch

Nu Skin Taiwan, Inc., a Utah corporation

Nu Skin Turkey Cilt Bakimi Ve Besleyici Urunleri Ticaret Limited Sirketi

Nu Skin U.K., Ltd., a United Kingdom corporation

Nu Skin Venezuela, a Venezuela corporation

NuSkin Pharmanex (B) Sdn Bhd, a Brunei corporation

Nutriscan, Inc., a Utah corporation

Pharmanex (Huzhou) Health Products Co., Ltd., a Chinese corporation

Pharmanex Electronic-Optical Technology (Shanghai) Co., Ltd., a  Chinese corporation

Pharmanex License Acquisition Corporation, a Utah Corporation

Pharmanex, LLC, a Delaware limited liability company

PT. Nu Skin Distribution Indonesia, an Indonesian corporation

PT. Nusa Selaras Indonesia, an Indonesian corporation

The Nu Skin Force for Good Foundation, Business Trust